UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2019

Hospitality Properties Trust

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-11527	04-3262075
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300 Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-964-8389

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest	HPT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

In this Current Report on Form 8-K, the term “the Company” refers to Hospitality Properties Trust.

Item 5.07.         Submission of Matters to a Vote of Security Holders.

At the Company’s annual meeting of shareholders held on June 13, 2019, the Company’s shareholders voted on the election of Donna D. Fraiche as an Independent Trustee in Class III of the Board of Trustees (the “Board”) for a three year term of office continuing until the Company’s 2022 annual meeting of shareholders and until her successor is duly elected and qualifies. Ms. Fraiche received the following votes:

For	Withhold	Broker Non-Votes
74,535,332	51,758,194	234,768

The Company’s shareholders also voted on the election of Adam D. Portnoy as a Managing Trustee in Class III of the Board for a three year term of office continuing until the Company’s 2022 annual meeting of shareholders and until his successor is duly elected and qualifies. Mr. Portnoy received the following votes:

For	Withhold	Broker Non-Votes
72,836,132	53,197,613	494,549

The Company’s shareholders also voted on a non-binding advisory resolution on the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement relating to the Company’s 2019 annual meeting of shareholders. This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
70,806,967	54,876,526	844,801	28,724,916

The Company’s shareholders also ratified the appointment of Ernst & Young LLP as the Company’s independent auditors to serve for the 2019 fiscal year. This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
152,937,578	2,019,558	296,074	N/A

The Company’s shareholders also voted on the approval of an amendment to the Company’s Declaration of Trust so that in a contested election the Company’s Trustees are elected by a plurality of the votes cast by the Company’s shareholders. This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
125,413,847	731,816	382,631	28,724,916

The results reported above are final voting results.

Item 8.01.         Other Events.

Amendment to Declaration of Trust

On April 3, 2019, the Board approved an amendment to the Company’s Declaration of Trust so that in a contested election the Company’s Trustees are elected by a plurality of the votes cast by the Company’s shareholders, subject to shareholder approval.  As reported under Item 5.07, above, on June 13, 2019, the Company’s shareholders approved this amendment.  In accordance with Maryland law, the Company filed Articles of Amendment with the State Department of Assessments and Taxation of Maryland on June 13, 2019, upon which the amendment became effective. The foregoing description of the amendment is not complete and is subject to and qualified in its entirety by reference to the Articles of Amendment, a copy of which is attached hereto as Exhibit 3.1, and which is incorporated herein by reference.

Board Committee and Other Appointments

On June 13, 2019, the Board appointed its Independent Trustees, Messrs. John L. Harrington and William A. Lamkin and Ms. Fraiche, to each serve on the Audit Committee, Compensation Committee and Nominating and Governance Committee, with Mr. Lamkin appointed Chair of the Audit Committee, Ms. Fraiche appointed Chair of the Compensation Committee and Mr. Harrington appointed Chair of the Nominating and Governance Committee. The Independent Trustees selected Mr. Harrington to serve as the Lead Independent Trustee. The Board also appointed Mr. Portnoy to serve as Chair of the Board.

Also on June 13, 2019, the Board elected Mr. Todd Hargreaves as a Vice President of the Company, effective immediately. Mr. Hargreaves (age 39) also serves as Vice President, Acquisitions of the Company’s manager, The RMR Group LLC (“RMR LLC”), responsible for overseeing all hospitality, net lease, office and industrial acquisitions managed by RMR LLC. Mr. Hargreaves joined RMR LLC in 2010 and has served in various capacities with RMR LLC since that time.

Trustee Compensation

Also on June 13, 2019, the Company updated its Trustee compensation arrangements. A summary of the Company’s currently effective Trustee compensation arrangements is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Consistent with the Company’s Trustee compensation arrangements, on June 13, 2019, the Company awarded each of the Company’s Trustees 3,000 common shares of beneficial interest, $0.01 par value, of the Company (the “Common Shares”) valued at $24.67 per share, the closing price of the Common Shares on The Nasdaq Stock Market LLC on that date.

Item 9.01.       Financial Statements and Exhibits.

(d)                                 Exhibits.

3.1                               Articles of Amendment to the Declaration of Trust of Hospitality Properties Trust, dated June 13, 2019

10.1                        Summary of Trustee Compensation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPITALITY PROPERTIES TRUST

By:	/s/ Brian E. Donley
Name:	Brian E. Donley
Title:	Chief Financial Officer and Treasurer

Date:  June 14, 2019